                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 31, 1994

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC. (the "Company"), a Delaware corporation, will be held on March 31, 1994 at 5:30 p.m., local time, at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California, for the following purposes:

    1. To elect directors of the Company to serve for the ensuing year and until their successors are elected.

    2. To ratify the appointment of Deloitte & Touche as independent public accountants to the Company for the 1994 fiscal year.

    3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on January 31, 1994 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

    Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Larry W. Sonsini
                                          SECRETARY
Santa Clara, California
February 15, 1994

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 COHERENT, INC.
                            5100 PATRICK HENRY DRIVE
                         SANTA CLARA, CALIFORNIA 95056

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's principal offices located at 5100 Patrick Henry Drive, Santa Clara, California on March 31, 1994 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 15, 1994 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on January 31, 1994 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 10,108,560 shares of the Company's Common Stock, $.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Scott H. Miller, General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    On all matters other than the election of directors, each share has one vote. See "Election of Directors -- Vote Required."

    The cost of this solicitation will be borne by the Company. The Company has retained the services of D.F. King & Co., Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $2,500 for its services and will reimburse the Solicitor for certain out-of-pocket expenses estimated to be $5,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that stockholders holding a majority of the shares of Common stock issued and outstanding and entitled to vote shall constitute a quorum at meetings of stockholders.

    Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, the Company intends to treat broker non-votes in this manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1995 Annual Meeting of Stockholders must be received by the Company no later than September 18, 1994 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company,
(iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group.

                                                                                   Number of   Percent of
Name and Address                                                                    Shares        Total
- --------------------------------------------------------------------------------  -----------  -----------
Hagler, Mastrovita & Hewitt, Inc. (1)...........................................     651,000         6.44%
  One International Place, Suite 3190
  Boston, Massachusetts 02110
First Pacific Advisors, Inc. (2)................................................     617,000         6.10%
  11400 W. Olympic Boulevard, Suite 120
  Los Angeles, California 90064
James L. Hobart (3).............................................................     231,977         2.29%
Henry E. Gauthier (4)...........................................................     118,065         1.17%
Charles W. Cantoni (5)..........................................................      10,000        *
Frank P. Carrubba (6)...........................................................      10,000        *
Thomas Sloan Nelsen (7).........................................................      11,000        *
Robert J. Quillinan (8).........................................................      42,055        *
Bernard Couillaud (9)...........................................................      16,813        *
Leonard C. DeBenedictis (10)....................................................      48,835        *
All directors and executive officers as a group (9 persons) (11)................     510,566         5.05%

- ------------------------
*   Less than 1%
(1) Hagler, Mastrovita & Hewitt, Inc. filed a Form 13G with the Securities and Exchange Commission on January 27, 1994 reporting ownership of 651,000 shares of the Company's Common Stock, with sole voting power with respect to 405,000 shares and sole dispositive power with respect to 651,000 shares.
(2) Represents shares reported by Vickers Corporate Report as being held by First Pacific Advisors, Inc. as of January 10, 1994. First Pacific Advisors, Inc. filed a Form 13G with the Securities and Exchange Commission on February 11, 1993, reporting ownership of 687,000 shares of the Company's Common Stock, with shared voting power with respect to 177,000 and shared dispositive power with respect to 687,000.

                                     h-TM-

(3) Includes 2,700 shares held of record by members of Dr. Hobart's family, as to which shares he disclaims beneficial ownership. Also includes 26,750 shares issuable upon exercise of options which are currently exercisable or will become exercisable within 60 days of the Record Date.
(4) Includes  25,250  shares  issuable  upon exercise  of  options  held  by Mr.
    Gauthier which are currently exercisable or will become exercisable within 60 days of the Record Date.
(5) Includes 10,000 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of the Record Date.
(6) Includes  10,000  shares  issuable  upon exercise  of  options  held  by Mr.
    Carrubba which are currently exercisable or will become exercisable within 60 days of the Record Date.
(7) Includes 10,000 shares issuable upon exercise of options held by Mr. Nelsen which are currently exercisable or will become exercisable within 60 days of the Record Date.
(8) Includes 14,500  shares  issuable  upon  exercise of  options  held  by  Mr.
    Quillinan which are currently exercisable or will become exercisable within 60 days of the Record Date.
(9) Includes 8,300  shares  issuable  upon  exercise  of  options  held  by  Mr.
    Couillaud which are currently exercisable or will become exercisable within 60 days of the Record Date.
(10) Includes 25,500  shares  issuable  upon  exercise of  options  held  by  Mr.
    DeBenedictis which are currently exercisable or will become exercisable within 60 days of the Record Date.
(11) At the Record Date, executive officers and directors of the Company as a group (9 persons) held options to purchase an aggregate of 314,800 shares of Common Stock, representing approximately 30.87% of outstanding options at that date. The numbers set forth in this table include an aggregate of 143,800 shares which are currently exercisable or will become exercisable within 60 days of such date.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

    The names of the nominees, all of whom are currently directors of the Company, and certain information about them, are set forth below.

                Name of Nominee                      Age                   Principal Occupation
- -----------------------------------------------      ---      -----------------------------------------------
James L. Hobart................................          60   Chairman of the Board of Directors and Chief
                                                               Executive Officer of the Company
Henry E. Gauthier..............................          53   President and Chief Operating Officer of the
                                                               Company
Charles W. Cantoni (1).........................          58   President of ImageComm Systems, Inc.
Frank P. Carrubba (1)..........................          56   Chief Technical Officer, Philips Electronics
                                                               N.V.
Thomas Sloan Nelsen (1)........................          67   Retired Professor of Surgery, Stanford
                                                               University School of Medicine

- ------------------------
(1) Member of the Compensation Committee

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Mr. Carrubba is currently Chief Technical Officer of Philips Electronics N.V., a position he has held since September 1991. From March 1987 to September 1991, Mr. Carrubba was Director of Hewlett-Packard Laboratories.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during the fiscal year ended September 25, 1993. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Audit Committee of the Board of Directors which consists of directors Carrubba, Cantoni and Nelsen held one meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors consists of directors Carrubba, Cantoni and Nelsen and held one meeting during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and grants stock options to employees of the Company, including officers pursuant to the Company's stock option plans.

DIRECTOR COMPENSATION

    Members of the Board of Directors who are not employees of the Company receive $8,000 per year, plus $500 per meeting attended and are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

    The Company's 1990 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board of Directors on December 8, 1989 and was approved by the stockholders on March 29, 1990. The Directors' Option Plan provides for the grant of a non-statutory stock option to purchase 10,000 shares of Common Stock of the Company to each of the Company's non-employee directors on the later of the effective date of the Directors' Option Plan (which date was December 8, 1989) or the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a nonstatutory stock option to purchase 2,500 shares of Common Stock of the Company on the date of and immediately following each Annual Meeting of Stockholders at which such non-employee director is re-elected to serve on the Board of Directors, if, on such date, he or she has served on the Board for at least three months. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options. Each of the three non-employee directors has been granted options to purchase 17,500 shares of the Company's Common Stock under such plan, at an average exercise price of $13.16 per share. As of the Record Date, no shares had been issued on exercise of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Directors Carrubba, Cantoni and Nelsen. During fiscal 1993, the Company paid Dr. Thomas Nelsen $51,000 in consulting fees. Dr. Nelsen has more than 40 years of experience as a physician and, before his retirement, was a Professor of Surgery at Stanford University School of Medicine. Utilizing this experience, Dr. Nelsen has worked closely with the Company in developing and refining new laser products for the medical field. Management believes that this arrangement is at least as favorable as could be negotiated with an outside consultant.

VOTE REQUIRED

    Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

    If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and votes withheld will be treated as votes against a nominee. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

                                  PROPOSAL TWO
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 25, 1994, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. Deloitte & Touche has audited the Company's financial statements since the fiscal year ended September 25, 1976. Representatives of Deloitte & Touche are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
              RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or an executive officer, as the case may be, during any part of such fiscal year):

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                    Compensation
                                                                                    -------------
                                              Annual Compensation
                             -----------------------------------------------------     Awards
                                                                    Other Annual    -------------     All Other
Name and Principal Position    Year     Salary ($)    Bonus ($)   Compensation (1)   Options (#)   Compensation ($)
- ---------------------------  ---------  -----------  -----------  ----------------  -------------  ----------------
James L. Hobart                   1993  $   224,994  $    96,901         --              12,500       $   17,885(2)
  Chairman and Chief              1992  $   224,994  $    70,697         --              12,500       $   15,592
  Executive Officer               1991  $   229,644  $    30,904         --              --               --
Henry E. Gauthier                 1993  $   215,010  $    91,310         --              11,000       $   15,857(3)
  President and Chief             1992  $   215,010  $    71,981         --              11,000       $   13,627
  Operating Officer               1991  $   199,991  $    35,078         --              --               --
Robert J. Quillinan               1993  $   161,177  $    60,792         --               6,000       $   10,679(4)
  Vice President and              1992  $   155,034  $    42,426         --               6,000       $    9,539
  Chief Financial                 1991  $   146,993  $    16,577         --              --               --
  Officer
Bernard J. Couillaud (5)          1993  $   133,662  $    78,668         --               6,000       $    9,536(6)
  Vice President                  1992  $   118,712  $    32,122         --              12,750       $    7,768
                                  1991      --           --              --              --               --
Leonard C. DeBenedictis           1993  $   159,994  $   122,543         --               6,000       $   10,844(7)
  Vice President                  1992  $   145,976  $    51,481         --              12,000       $   10,003
                                  1991  $   122,013  $    22,101         --              --               --

- ------------------------
(1) In accordance with the rules of Securities and Exchange Commission, amounts relating to fiscal 1991 and fiscal 1992, if any, and amounts totalling less than $50,000 have been omitted.
(2) Includes $14,285 contributed by the Company under defined contribution plans and $3,600 in life insurance benefits.

                                     h-TM-

(3) Includes $13,663 contributed by the Company under defined contribution plans and $2,194 in life insurance benefits.
(4) Includes $9,753 contributed by the Company under defined contribution plans and $926 in life insurance benefits.
(5) Dr. Couillaud became an executive officer on March 23, 1992. The amounts for 1992 reflect annual compensation paid to Dr. Couillaud in all capacities for the year.
(6) Includes $8,790 contributed by the Company under defined contribution plans and $746 in life insurance benefits.
(7) Includes $9,600 contributed by the Company under defined contribution plans and $1,244 in life insurance benefits.

STOCK OPTION GRANTS AND EXERCISES

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended September 25, 1993. This table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                           Individual Grants
                                         ------------------------------------------------------   Potential Realizable
                                          Number of                                                 Value at Assumed
                                         Securities                                              Annual Rates of Stock
                                         Underlying      % of Total                              Price Appreciation for
                                           Options     Options Granted   Exercise                     Option Term
                                           Granted     to Employees in   Price ($/  Expiration   ----------------------
                 Name                      (#)(1)      Fiscal Year (2)      Sh)        Date       5% ($)      10% ($)
- ---------------------------------------  -----------  -----------------  ---------  -----------  ---------  -----------
James L. Hobart........................      12,500             5.4%     $   14.00     5/14/99   $  59,517  $   135,023
Henry E. Gauthier......................      11,000             4.7%     $   14.00     5/14/99   $  52,375  $   118,820
Robert J. Quillinan....................       6,000             2.6%     $   14.00     5/14/99   $  28,568  $    64,811
Bernard J. Couillaud...................       6,000             2.6%     $   14.00     5/14/99   $  28,568  $    64,811
Leonard C. DeBenedictis................       6,000             2.6%     $   14.00     5/14/99   $  28,568  $    64,811

- ------------------------
(1) The Company's 1979 Stock Option Plan, 1981 Incentive Stock Option Plan and 1987 Stock Option Plan (collectively the "Option Plans") provide for the grant of options to officers and key employees of the Company. Options granted under the Option Plans may be either "nonstatutory options" or "incentive stock options". The exercise price is determined by the Board of Directors or its Compensation Committee and may not be less than 100% of the fair market value of the Common Stock on the date of grant of the options. The options expire not more than six years from the date of grant, unless otherwise determined by the Board of Directors or its Compensation Committee, and may be exercised only while the optionee is employed by the Company or within thirty days after termination of employment or within six months after death. The Board of Directors may determine when options granted may be exercisable. The 1979 Stock Option Plan terminated on December 10, 1989 and no further options may be granted thereunder. The 1981 Incentive Stock Option Plan terminated on December 10, 1991 and no further options may be granted thereunder. The Company has not granted any stock appreciation rights.
(2) The Company granted options to purchase an aggregate of 183,100 shares to all employees other than executive officers and granted options to purchase an aggregate of 50,000 shares to all executive officers as a group (7 persons), during fiscal 1993.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended September 25, 1993 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of Securities
                                                                         Underlying             Value of Unexercised
                                                                  Unexercised Options/SARS      In-the-Money Options
                                      Shares                          at FY-End (#)(2)            at FY-End ($)(3)
                                   Acquired on   Value Realized  --------------------------  --------------------------
              Name                 Exercise (#)      ($)(1)      Exercisable  Unexercisable  Exercisable  Unexercisable
- ---------------------------------  ------------  --------------  -----------  -------------  -----------  -------------
James L. Hobart..................       14,250     $   42,750        26,750        37,500    $   105,031   $   145,313
Henry E. Gauthier................       14,250     $   35,625        25,250        33,000    $    97,344   $   127,875
Robert J. Quillinan..............        8,500     $   21,250        14,500        18,000    $    55,188   $    69,750
Bernard J. Couillaud.............        1,750     $    3,500        11,000        18,000    $    57,838   $    75,438
Leonard C. DeBenedictis..........        4,500     $   13,500        25,500        24,000    $   122,250   $   104,625

- ------------------------
(1) The market value of underlying securities is based on the closing price of the Company's Common Stock on the date of exercise.
(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.
(3) The market value of underlying securities is based on the difference between the closing price for the Company's Common Stock on September 24, 1993 of $14.875 (as reported by NASDAQ National Market System) and the exercise price.

OTHER EMPLOYEE BENEFIT PLANS

EMPLOYEE RETIREMENT AND INVESTMENT PLAN AND SUPPLEMENTARY RETIREMENT PLAN

    Effective January 1, 1979, the Company adopted the Coherent Employee Retirement and Investment Plan. Employees become eligible to participate after completing one year of service. Under this plan, the Company will match employee contributions to the plan up to a maximum of 6% of the employee's individual earnings. An employee is not entitled to any part of the Company's contribution until the completion of his or her third year of employment. After the end of the third year of employment, 20% of the Company's contribution vests. Thereafter, an additional 20% of the Company's contribution vests at the end of each year of completed service until the end of the seventh year of employment when such contributions become 100% vested. Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under
Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings. Effective January 1, 1990, the Company adopted the Supplementary Retirement Plan which provides that certain senior management may contribute income to a trust fund. The Company will match such contributions up to 6% of the participant's income. Such contributions are subject to the same vesting requirements as contributions made under the Employment Retirement and Investment Plan.

MANAGEMENT BONUS PLAN

    The Company's Management Bonus Plan provides for the payment of quarterly cash bonuses to members of management designated by the Board of Directors determined by a formula based on improvements of pre-tax profits, cash flow and asset management over preset threshold levels for each operating group or business unit. Those employees who participate in the Bonus Plan who are not assigned to an operating group or business unit receive an average of such amounts.

PRODUCTIVITY INCENTIVE PLAN

    Under the Company's Productivity Incentive Plan (the "Incentive Plan") 450,000 shares of Common Stock are reserved for issuance to employees of the Company and its designated subsidiaries who are customarily employed for at least twenty hours per week. The purpose of the Incentive Plan is to enhance an employee's proprietary interest in the Company and to create an incentive for the Company's success.

    The Incentive Plan provides for the quarterly distribution of cash or Common Stock, at the election of each participant, based upon the quarterly profitability of the Company. The amount of cash or number of shares of Common Stock distributed to each participant is determined by dividing a participant's "incentive compensation" by the fair market value of the Company's Common Stock at the end of each three-month period.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and approved by the stockholders in 1980. A total of 2,287,500 shares of Common Stock are reserved for issuance thereunder. The Purchase Plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase Common Stock of the Company through payroll deductions, which may not exceed 10% of an employee's compensation, at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each twelve-month period. The Purchase Plan provides for two offerings during each fiscal year, each having a duration of twelve months.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 17 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

INTRODUCTION

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

    BASE  SALARY.    The  Committee  establishes  base  salaries  for  executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    BONUS PLANS. Each executive officer participates in the Management Bonus Plan which provides for the payment of a quarterly bonus determined by a formula based on improvements of pre-tax profits, cash flow and asset management over preset threshold levels for each operating group or business unit.

    STOCK OPTIONS. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to fair market value at the time of grant. Stock options generally vest over a four year period. The initial option grant is designed to be competitive with those of comparable companies for the level of job the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

    OTHER. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See "Executive Compensation -- Other Employee Benefit Plans."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

    The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In 1993, Dr. Hobart was granted an option to purchase 12,500 shares with an exercise price equal to the fair market value at date of grant ($14.00 per share). This option becomes exercisable at the end of four years. The Committee believes that the quantity of shares granted to Dr. Hobart is consistent with its philosophy of granting options to many management personnel rather than concentrating grants on a few senior executives.

                                          COMPENSATION COMMITTEE

                                          Frank Carrubba
                                          Charles Cantoni
                                          Thomas Sloan Nelsen

Dated: May 14, 1993

                              CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness outstanding during the past fiscal year. This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options.

                                                                                        LARGEST
                                                                                        AMOUNT      BALANCE AT
                                               NEW LOANS     INTEREST      MATURITY   OUTSTANDING  SEPTEMBER 25,
                    NAME                      DURING 1993     RATE(S)      DATE(S)    DURING 1993      1993
- --------------------------------------------  -----------  -------------  ----------  -----------  -------------
James L. Hobart.............................   $ 136,423       5.88%        3/2/98     $ 632,861    $   487,089
Henry E. Gauthier...........................   $ 134,467       6.22%       2/24/98     $ 924,940    $   506,872
Robert J. Quillinan.........................   $  81,364       6.22%       2/22/98     $ 224,878    $   224,878
Leonard C. DeBenedictis.....................   $   4,136       5.88%        3/2/98     $ 115,688    $   111,552
Robert Gelber...............................   $ 130,482    5.32-6.22%     2/22/98-    $ 130,482    $   130,482
                                                                           8/19/98

    All promissory notes are full recourse and are secured by the shares of Common Stock of the Company issued upon exercise of the options. Interest is paid annually.

    See "Election of Directors -- Director Compensation" for a description of Dr. Nelsen's consulting arrangement with the Company.

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from September 30, 1988 through September 30, 1993 comparing the return on the Company's Common Stock with the Standard & Poor's 500 Stock Index and High Technology Composite Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                A                           B          C          D          E          F          G
           -------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
    1                                                     9/30/88    9/30/89    9/29/90    9/28/91    9/30/92    9/30/93
    2      S&P 500 I                                          100     133.01     120.71     158.34     175.83     198.69
    3      S&P High                                           100     107.69      92.53     113.55     115.66     139.51
    4      Coherent                                           100     172.14       88.6      136.7      86.07      144.3

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: February 15, 1994

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 COHERENT, INC.
P                    1994 ANNUAL MEETING OF STOCKHOLDERS

R          The undersigned stockholder of COHERENT, INC., a Delaware
     corporation, hereby acknowledges receipt of the Notice of Annual
O Meeting of Stockholders and Proxy Statement, each dated February 15, 1994, and hereby appoints Henry E. Gauthier and Robert J. Quillinan,
X and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned,
Y to represent the undersigned at the 1994 Annual Meeting of Stockholders of COHERENT, INC. to be held on Thursday, March 31, 1994 at 5:30 p.m., local time, at the principal offices of the Company, located at 5100 Patrick Henry Drive, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

           THIS PROXY WILL BE VOTED AS DIRECTED OR, IN NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                        ---------------
                                                        | SEE REVERSE |
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE     |    SIDE     |
                                                        ---------------

- -----  PLEASE MARK
| X |  VOTES AS IN                                         |
- -----  THIS EXAMPLE.                                       |____


1. ELECTION OF DIRECTORS:
NOMINEES: James L. Hobart; Henry E. Gauthier; Charles
W. Canton; Frank P. Carrubba; Thomas Sloan Nelson

                FOR            WITHHELD
               _____            _____
              |     |          |     |
              |_____|          |_____|


- --------------------------------------
For all nominees except as noted above


2. PROPOSAL TO RATIFY THE APPOINTMENT OF      FOR    AGAINST    ABSTAIN
   DELOITTE & TOUCHE AS THE INDEPENDENT      _____    _____      _____
   PUBLIC ACCOUNTANTS OF THE COMPANY FOR    |     |  |     |    |     |
   THE 1994 FISCAL YEAR:                    |_____|  |_____|    |_____|

   and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

      MARK HERE     _____
     FOR ADDRESS   |     |
      CHANGE AND   |_____|
     NOTE AT LEFT

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: ________________________________Date __________________

Signature: ________________________________Date __________________